UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4, 2017, following the withdrawal by Biostage, Inc. (the “Company”) of its appeal to the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“NASDAQ”), the Company received written notification from NASDAQ indicating that the Panel has determined to delist the Company’s common stock from The NASDAQ Capital Market, effective with the open of business on October 6, 2017. NASDAQ has also informed the Company that it will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”) to remove the Company’s common stock from listing on NASDAQ. As previously disclosed, on November 18, 2016, the Company received a notice from NASDAQ indicating it was not in compliance with NASDAQ’s minimum bid price requirement under Listing Rule 5550(a)(2), and on May 22, 2017, NASDAQ notified the Company that based noncompliance with that rule and with the $2.5 million minimum stockholders equity requirement under Listing Rule 5550(b)(1), the Company’s common stock would be subject to delisting. The Company requested a hearing with the Panel and, on July 10, 2017, the Company announced that the Panel granted the Company’s request for continued listing subject to a number of conditions, with the Panel’s decision ultimately requiring that the Company evidence full compliance with all requirements for continued listing on The Nasdaq Capital Market, including the $1.00 bid price and $2.5 million stockholders’ equity requirements, by no later than November 13, 2017. The Company determined that as a result of the events described in Item 8.01 below, the Company could not regain compliance with The NASDAQ Capital Market listing standards by the deadline imposed by NASDAQ, and on October 4, 2017 the Company withdrew its appeal from the Panel.

The Company has been advised by OTC Markets Group Inc. that its common stock will be immediately eligible for trading on the OTCQB marketplace effective with the open of business on October 6, 2017. The Company’s common stock will continue to trade under the symbol “BSTG”.

Delisting the Company’s common stock from The NASDAQ Capital Market may adversely affect the Company’s ability to raise the significant additional capital that it will require, through public or private sales of equity securities, which may in turn adversely affect the ability of investors to trade the Company’s securities and may negatively impact the value and liquidity of the Company’s common stock. The delisting could also cause the Company to face significant adverse consequences affecting trading in its common stock, including, among others:

●	if the Company’s common stock falls within the definition of a “penny stock,” brokers trading in its common stock will be required to adhere to more stringent rules, which could result in reduced trading activity in the secondary trading market for its securities;

●	reduced trading levels could result in limited or no analyst coverage for the Company;

●	potential limited availability of market quotations for the Company’s common stock could adversely affect liquidity; and

●	restrictions on the Company’s ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Saverio La Francesca

On October 5, 2017, Saverio La Francesca, MD resigned as President and Chief Medical Officer of the Company, effectively immediately.

Board Appointments

The Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 17, 2017 (the “August 17 Form 8-K”) reported that Leon Greenblatt III and Saverio La Francesca, MD had been appointed to the Company’s board. The appointments of both Mr. Greenblatt and Dr. La Francesca were both contingent upon the consummation of the private placement transaction described below in Item 8.01, including payment of the purchase price therefor. Because First Pecos, LLC (“Pecos”) has not met its obligation to deliver the purchase price as described in Item 8.01 below, the appointment of Mr. Greenblatt and Dr. La Francesca did not become effective.

Item 7.01.	Regulation FD Disclosure.

On October 6, 2017, the Company issued a press release relating to its voluntary delisting as described above in Item 3.01 and the notice of breach delivered by Biostage to Pecos, as described below in Item 8.01. A copy of the Press Release is being furnished as Exhibit 99.1 hereto, which is incorporated by reference herein.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed in the August 17 Form 8-K, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Pecos on August 11, 2017, pursuant to which the Company agreed to sell to Pecos, and Pecos agreed to purchase from the Company, 9,700,000 shares of the Company’s common stock at a purchase price of $0.315 per share or, to the extent Pecos, following the transaction, would own more than 19.99% of the Company’s common stock, shares of a new class of preferred stock of the Company (the “Preferred Stock”) with a per-share purchase price of $1,000. Additionally, Pecos would receive a warrant (the “Warrant”) to purchase 9,700,000 shares of the Company’s common stock (or, to the extent Pecos would own more than 19.99% of the Company’s common stock, shares of Preferred Stock). The aggregate gross proceeds from the private placement of common stock, Preferred Stock and the Warrant (the “Private Placement”) would be $3,055,500 (the “Purchase Price”). As of October 4, 2017, the Company has not received the Purchase Price from Pecos.

On October 5, 2017, the Company delivered a notice (the “Notice”) to Pecos and its manager, Leon “Chip” Greenblatt III, stating that Pecos is in breach of the Purchase Agreement as a result of its failure to deliver the Purchase Price to the Company following satisfaction of all closing conditions in the Purchase Agreement. None of the shares of common stock, shares of Preferred Stock or Warrants have been issued to Pecos.

On August 25, 2017, the last date on which Pecos should have delivered the Purchase Price, counsel to Pecos instead delivered a letter to the Company alleging that the Company was in breach of its obligations pursuant to the Agreement. Such notice requested that the Company agree to additional conditions to closing that were not included in the Purchase Agreement, including, among others, the appointment of Saverio La Francesca, MD as co-Chief Executive Officer of the Company.

The Company believes that it is not, and was not, in breach of the Purchase Agreement, and that Pecos’ notice was unjustified and without any legal merit or factual basis, and was delivered as a result of Pecos being either unwilling or unable to deliver the Purchase Price. However, in order to ensure receipt of the Purchase Price and preserve shareholder value, the Company notified counsel to Pecos in writing on September 1, 2017 that it intended to comply with the new conditions demanded by Pecos. Despite that, on September 29, 2017, Pecos requested that the Company enter into a Supplemental Agreement that introduced additional new demands. The Company again indicated its willingness to meet the new demands of Pecos. Despite the Company’s timely efforts to meet each new demand of Pecos, Pecos has not met its obligation to deliver the Purchase Price. The Company believes that Pecos has acted in bad faith and, despite the satisfaction of all closing conditions, has no intention of delivering the Purchase Price as required by the Purchase Agreement. The Company is reviewing all of its rights and remedies against Pecos that may be available to the Company.

As a result of Pecos’ refusal to deliver the Purchase Price, the Company is facing significant capital issues, as its current financial obligations exceed its cash on hand, and is exploring financing and other strategic alternatives. The Company is in discussions with its advisors regarding these alternatives. The Company cannot provide any assurance that it will be able to obtain sufficient financing.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. These "forward-looking" statements in this Current Report on Form 8-K include, but are not limited to, statements relating to the potential quotation of the Company’s shares on the OTCQB Market, the availability of strategic alternatives, development expectations and regulatory approval of any of the Company’s products, including those utilizing the Company’s Cellframe technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; or success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company’s products, including those utilizing the Company’s Cellframe technology, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including, among other things, the Company’s ability to obtain and maintain regulatory approval for the Company’s products, changes to the listing standards, requirements, policies or procedures of the OTCQB Market, fluctuations in the Company’s general financial and operating results, changes in the Company’s liquidity and capital resources, fluctuations in the market price of the Company’s securities, changes in the capital markets; plus other factors described under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this report. Biostage expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Biostage, Inc. on October 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

October 6, 2017	/s/ Thomas W. McNaughton
(Date)	Thomas W. McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Biostage, Inc. on October 6, 2017.